Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”), by and among James Nelson (“Employee” or “you”) and Global Net Lease, Inc. (together with its subsidiaries, the “Company” or “Employer”) is dated as of March 8, 2024. This Agreement terminates your employment with the Company effective March 31, 2024 and, except as set forth in Sections 5 and 14 below, terminates your Employment Agreement dated July 10, 2017, as amended on March 24, 2022 and November 6, 2023, together with all prior versions and amendments thereto (the “Employment Agreement”).

1.       SEPARATION DATE. You acknowledge that you are voluntarily resigning and your last day of employment shall be March 31, 2024 (the “Separation Date”). After the Separation Date, you shall not represent yourself as being an employee, officer, director, agent or representative of the Company for any purpose. You will be paid your base salary through Friday, April 12, 2024, however, you will not earn any bonus, paid time off or other compensation following the Separation Date. In addition, on April 12, 2024, you will be paid for your unused vacation time, which totals 261.52 hours as of April 12, 2024, and equates to $660,086.00 based on your current salary. You hereby confirm that in addition to your resignation as co-CEO of the Company, you are resigning all roles, positions and titles with the Company and Company Entities (defined below), including but not limited to your position as President of the Company, and as member of the Board of Directors of the Company and any Company Entities throughout the world.

2.       CONSIDERATION. Following the Effective Date of this Agreement (as defined in Section 15 herein), and in exchange for your agreement to the terms and conditions in this Agreement, including the release and waiver of claims and rights that you have or may have, as provided for in Exhibit 1 to this Agreement, the Company agrees to provide the following additional consideration and benefits, including the release in Section 11 herein, which you acknowledge and agree exceed any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of the Company and/or any agreement between you and the Company:

a.	The Company will accelerate and fully vest your 16,687 unvested restricted shares on March 31, 2024, and make such vested shares available for transfer to your personal brokerage account as soon as reasonably practicable following such date.

b.	Additionally, for a period through the sixth anniversary of the Separation Date, the Company shall maintain directors and officers insurance coverage for the Employee covering his acts or omissions while an officer and director of the Company on a basis no less favorable to the Employee than the coverage generally provided to then-current officers and directors.

3.       CONFIDENTIALITY OF AGREEMENT. You agree that you will keep confidential and not disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of the Company, except to your financial advisor(s), attorney(s) and/or spouse, provided that you first inform them of the confidentiality of this Agreement, and they agree to maintain its confidentiality. Nothing in this Agreement prohibits the Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Employer acknowledges and agrees that Employee does not need the prior authorization of Employer to make any such reports or disclosures and Employee is not required to notify the Employer that it may make or has made such reports or disclosures.

4.       NON-ADMISSION OF WRONGDOING. This Agreement is not intended, and shall not be construed, as an admission by you or by the Company or any of its affiliates or related entities (which, together with the Company, are referred to below as the "Company Entities") that you or any of the Company Entities have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or policy, or committed any wrong whatsoever against the other party.

5.       RESTRICTIVE COVENANTS. The covenants set forth in Section 8 of the Employment Agreement shall survive termination and are incorporated herein by reference.

6.       VOTING COVENANTS. For a period of three (3) years following the Separation Date, with respect to all matters presented to the Company’s stockholders, the Employee agrees to vote all of Employee’s shares of GNL in the same manner as recommended by the Board of Directors of the Company.

7.       RETURN OF COMPANY EQUIPMENT, DOCUMENTS AND INFORMATION. You agree that you have returned to the Company all Company issued equipment including, if applicable, your laptop computer (which you have left at the Company’s office in Guernsey), and any and all other equipment you received from the Company, as well as all documents, data, intellectual property and information (whether in hard copy, electronic, or any other form) that you received from any Company Entity or created or received in connection with your employment with the Company. You further agree to delete or destroy any and all such documents, data, intellectual property or information on or before the Separation Date that may be stored on any computing device or data storage mechanism in your possession, custody or control.

8.       MATERIAL BREACH. Any breach of the provisions of Sections 3, 5, 6, 7 and/or 10 herein, shall be considered a material breach of this Agreement. In the event that you have committed a material breach of this Agreement, you consent to the entry of injunctive relief against yourself, and the cessation by the Company of any further payments to you, in addition to the Company’s right to pursue any and all of their remedies under the law and under this Agreement. You further understand and agree that all of the Company Entities other than the Company itself are third-party beneficiaries under this Agreement, and each may, on its own or together with other Company affiliates, obtain injunctive relief without the posting of a bond.

9.       TAXES. The Company may reduce any payments required to be made to you hereunder by applicable withholdings and taxes.

10.     COOPERATION IN FUTURE MATTERS. You agree that you shall cooperate fully with the Company Entities’ reasonable requests relating to matters that pertain to your employment with the Company, including, without limitation, executing documents, providing information or limited consultation as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company Entities, or otherwise making yourself available to the Company Entities for other related purposes.

11.     RELEASE OF EMPLOYEE BY THE COMPANY.

a.            Subject to the limitations of Section 11(b) below, the Company and its subsidiaries, divisions, affiliates, and/or related business entities, and with respect to each of them, their predecessors, successors and assigns, employee benefit plans or funds, and with respect to each such entity, all of its or their past, present and/or future directors, officers, attorneys, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities (which collectively, including the Company, are referred to in this Paragraph as the “Company Releasors”), forever release and discharge you, for yourself and for your heirs, executors, administrators, trustees, legal representatives and assigns, from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which the Company Releasors ever had, now have, or may have against you by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter, up to and including the date you signed the Agreement, subject however, to any regulatory actions brought by any governmental authority and any claims related thereto arising or related to your acts, omissions, transactions, practices, plans, policies, procedures or conduct during the term of your employment.

b.            Claims Not Released. Notwithstanding the foregoing, the Company Releasors are not waiving or releasing claims that relate to: (i) any claims for enforcement of this Agreement or the surviving paragraphs of your Employment Agreement with the Company (which are identified in Section 14, below); or (ii) any rights or claims that cannot be released as a matter law.

12.     BINDING EFFECT. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns, including the successors and assigns of the Company Entities.

13.     GOVERNING LAW AND ENFORCEMENT. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Additionally, any action to enforce the terms of this Agreement shall be commenced exclusively in the federal or state courts in Palm Beach County, Florida. Both parties consent and submit to the exclusive jurisdiction of the federal and state courts in Palm Beach County, Florida and agree not to seek to transfer or remove the action to another court, waive any claim under the doctrine of forum non conveniens, and waive their right to a trial by jury.

14.     ENTIRE AGREEMENT. You understand that this Agreement constitutes the complete understanding between the Company and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities, and provided that (a) if there is a conflict between this Agreement and the Employment Agreement, the terms of this Agreement shall govern and (b) the surviving provisions of the Employment Agreement set forth in Section 14(m) of the Employment Agreement shall continue in full force and effect except as modified by the overlapping provisions herein. Furthermore, no modifications shall be made to this Agreement, unless such modification is made in writing and signed by both the Company and you.

15.     TIME TO CONSIDER AGREEMENT AND EFFECTIVE DATE. You acknowledge that you have been advised that you have twenty one (21) days from the date of receipt of this Agreement to consider all the provisions of this Agreement, including the Release, and, by executing this Agreement (and such Release) prior to the conclusion of such twenty one (21) day period, you do hereby knowingly and voluntarily waive said given twenty one (21) day period. YOU FURTHER ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT CAREFULLY, HAVE BEEN ADVISED BY THE COMPANY TO CONSULT WITH, AND HAVE IN FACT CONSULTED WITH, AN ATTORNEY, AND FULLY UNDERSTAND THAT BY SIGNING BELOW YOU ARE GIVING UP CERTAIN RIGHTS WHICH YOU MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE COMPANY RELEASEES, AS DESCRIBED IN THE RELEASE AND THE OTHER PROVISIONS HEREOF. YOU ACKNOWLEDGE THAT YOU HAVE NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT OR THE RELEASE, ALL TERMS OF THIS AGREEMENT AND THE RELEASE ARE FAIR AND REASONABLE, AND YOU AGREE TO ALL OF THE TERMS OF THIS AGREEMENT AND THE RELEASE VOLUNTARILY. This Agreement shall not become effective as a matter of law until the eighth calendar day following the date of your signature below (the “Effective Date”).

16.     ACKNOWLEDGMENTS AND REVOCATION. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider the terms of this Agreement; (c) have had an opportunity to consult with an attorney of your choice before signing this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement; and (e) agree to abide by all the terms and conditions contained herein. You further acknowledge and understand that you shall have seven (7) days from the date of execution of the Release to revoke the Release (including, without limitation, any and all claims arising under the Age Discrimination in Employment Act of 1967) and that neither the Company nor any other person is obligated to provide any payments or benefits to you pursuant to the Agreement until eight (8) days have passed since your signing of the Release without your having revoked the Release (such eighth (8th) day, on which the Release becomes irrevocable and effective, the “Release Effective Date”). If you revoke the Release, you will be deemed not to have accepted the terms of the Agreement or the Release, and (i) no action will be required of the Company under any section of the Agreement or Release, (ii) your termination of employment will still be effective as of the Separation Date, and (iii) you will remain subject to your agreements and covenants set forth in the Agreement, except that you shall not be entitled to receive, and the Company shall not provide, the payments and benefits set forth in Section 2 of the Agreement. Any revocation of the Release must be made in writing and delivered to the Company at its principal place of business, addressed to Jesse Galloway, Executive Vice President and General Counsel, Global Net Lease Operating Partnership, L.P., 650 Fifth Avenue, 30th Floor, New York, New York, 10019, within the seven-day revocation period.

17.   HEADINGS. The parties agree that the Paragraph headings in this Agreement are for reference purposes only and do not limit in any way the meaning of the language in each Paragraph.

IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement as of the dates set forth below:

Print Name:	James Nelson	Date:	03/07/24
James Nelson

Signature:	/s/ James Nelson

Global Net Lease, Inc.

By:	/s/ Jesse Galloway	Date:	03/08/24
Jesse Galloway
Executive Vice President and General Counsel

Global Net Lease, Inc.

By:	/s/ Rachelle Dunning	Date:	03/08/24
Rachelle Dunning
Human Resource Manager

Exhibit 1

GENERAL RELEASE AND WAIVER AGREEMENT

This General Release and Waiver Agreement (the “General Release”) is made as of the 8th day of March, 2024 by James Nelson (the “Executive”),

WHEREAS, the Executive and the predecessor in interest to Global Net Lease, Inc., (the “Company”) have entered into an Employment Agreement dated as of July 10, 2017, as amended from time to time (the “Agreement”), that provides for certain terms upon the Executive’s termination of employment; and

WHEREAS, Executive and the Company and entered into a Separation Agreement on or about the date of this General Release (the “Separation Agreement”).

WHEREAS, the Executive has agreed, pursuant to the terms of the Agreement and the Separation Agreement, to execute a release and waiver in the form set forth in this General Release and Waiver Agreement in consideration of the Company’s agreement to provide the consideration set forth in the Separation Agreement upon his termination; and

WHEREAS, the Executive has incurred a termination of employment effective as of March 31, 2024;

WHEREAS, the Company and the Executive desire to settle all rights, duties and obligations between them, including without limitation all such rights, duties, and obligations arising under the Agreement or otherwise out of the Executive’s employment by the Company; and

WHEREAS, capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Agreement.

NOW THEREFORE, intending to be legally bound and for good and valid consideration the sufficiency of which is hereby acknowledged, the Executive agrees as follows:

1.             RELEASE. In consideration of the Agreement and for the payments to be made pursuant to the Agreement:

(a)             Executive knowingly and voluntarily releases, acquits and forever discharges the Company, and any and all of its past and present owners, parents, affiliated entities, divisions, subsidiaries and each of their respective stockholders, members, predecessors, successors, assigns, managers, agents, directors, officers, employees, representatives, attorneys, employee benefit plans and plan fiduciaries, and each of them (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, against them which the Executive or any of his heirs, executors, administrators, successors and assigns (“Executive Persons”) ever had, now has or at any time hereafter may have, own or hold by reason of any matter, fact, or cause whatsoever from the beginning of time up to and including the effective date of this General Release (hereinafter referred to as the “Executive’s Claims”), including without limitation: (i) any claims arising out of or related to any federal, state and/or local labor or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the Rehabilitation Act, the Pregnancy Discrimination Act of 1978, the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, as they may be or have been amended from time to time, and any and all other federal, state or local laws, regulations or constitutions covering the same or similar subject matters; and (ii) any and all other of the Executive’s Claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, or under the laws of any country or political subdivision, including, without limitation, any of the Executive’s Claims for any kind of tortious conduct (including but not limited to any claim of defamation or distress), breach of the Agreement, violation of public policy, promissory or equitable estoppel, breach of the Company’s policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay in whole or part any compensation, bonus, incentive compensation, overtime compensation, severance pay or benefits of any kind whatsoever, including disability and medical benefits, back pay, front pay or any compensatory, special or consequential damages, punitive or liquidated damages, attorneys’ fees, costs, disbursements or expenses, or any other claims of any nature; and all claims under any other federal, state or local laws relating to employment, except in any case to the extent such release is prohibited by applicable federal, state and/or local law.

(b)             The Executive acknowledges that he is aware that he may later discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this Release, but it is his intention to fully and finally forever settle and release any and all matters, disputes, and differences, known or unknown, suspected and unsuspected, which now exist, may later exist or may previously have existed between himself and the Releasees or any of them, and that in furtherance of this intention, the Executive’s general release given herein shall be and remain in effect as a full and complete general release notwithstanding discovery or existence of any such additional or different facts.

(c)             Executive represents that he has not filed or permitted to be filed and will not file against the Releasees, any claim, complaints, charges, arbitration or lawsuits and covenants and agrees that he will not seek or be entitled to any personal recovery in any court or before any governmental agency, arbitrator or self-regulatory body against any of the Releasees arising out of any matters set forth in Section 1(a) hereof. If Executive has or should file such a claim, complaint, charge, grievance, arbitration, lawsuit or similar action, he agrees to remove, dismiss or take similar action to eliminate such claim, complaint, charge, grievance, arbitration, lawsuit or similar action within five (5) days of signing this General Release.

(d)             Notwithstanding the foregoing, this General Release is not intended to interfere with Executive’s right to file a charge with the Equal Employment Opportunity Commission (hereinafter referred to as the “EEOC”) in connection with any claim he believes he may have against the Company. However, Executive hereby agrees to waive the right to recover money damages in any proceeding he may bring before the EEOC or any other similar body or in any proceeding brought by the EEOC or any other similar body on his behalf. This General Release does not release, waive or give up any claim for workers’ compensation benefits, indemnification or director’s and officer’s liability insurance rights, any Accrued Benefits, Severance Payments, vested retirement or welfare benefits he is entitled to under the terms of the Company’s retirement and welfare benefit plans, any other vested shares, equity or benefits (including rights with respect to vested Equity Interests, OP Units and other REIT securities held by the Executive) or indemnification arrangements, as in effect from time to time, any right to unemployment compensation that Executive may have, or his right to enforce his rights under the Agreement and this General Release.

2.             CONFIRMATION OF OBLIGATIONS. Executive hereby confirms and agrees to his continuing obligation under the Agreement and the Separation Agreement after termination of employment not to directly or indirectly disclose to third parties or use any Confidential Information (as defined in the Agreement) that he may have acquired, learned, developed, or created by reason of his employment with the Company.

3.             CONFIDENTIALITY; NO COMPETITION; NONSOLICITATION.

(a)             Executive hereby confirms and agrees to his restrictive covenants, including but not limited to confidentiality, non disparagement, non solicitation and non competition obligations pursuant to the Agreement and his duty of loyalty and fiduciary duty to the Company under applicable statutory or common law.

(b)             The Executive and the Company each agree to keep the terms of this General Release confidential and shall not disclose the fact or terms to third parties, except as required by applicable law or regulation or by court order or, as to the Company, in the normal course of its business; provided, however, that Executive may disclose the terms of this General Release to members of his immediate family, his attorney or counselor, and persons assisting him in financial planning or tax preparation, provided these people agree to keep such information confidential.

4.             NO DISPARAGEMENT. Each of the Executive and the Company agree not to disparage the other, including making any statement or comments or engaging in any conduct that is disparaging toward the Company (including the Releasees and each of them) or the Executive, as the case may be, whether directly or indirectly, by name or innuendo; provided, however, that nothing in this General Release shall restrict communications protected as privileged under federal or state law to testimony or communications ordered and required by a court, in arbitration or by an administrative agency of competent jurisdiction, or limit the Executive’s ability to communicate with or participate in any investigation or proceeding (including by providing documents or other information, without notice to the Company) regarding possible violations of federal securities laws that may be conducted by the U.S. Securities and Exchange Commission, the U.S. Department of Justice, U.S. Consumer Financial Protection Bureau or the U.S. Commodity Futures Trading Commission.

5.             REMEDIES FOR BREACH. In the event that either Party breaches, violates, fails or refuses to comply with any of the provisions, terms or conditions or any of the warranties or representations of this Agreement (the “Breach”), in its sole discretion the non-breaching Party shall recover against the breaching Party damages, including reasonable attorneys’ fees, accruing to the non- breaching Party as a consequence of the Breach. Regardless of and in addition to any right to damages the non-breaching Party may have, the non-breaching Party shall be entitled to injunctive relief. The provisions of Paragraphs 1, 2, 3 and 4 hereof are material and critical terms of this Agreement, and the Executive agrees that, if he breaches any of the provisions of these paragraphs, the Company shall be entitled to injunctive relief against the Executive regardless of and in addition to any other remedies which are available.

6.             NO RELIANCE. Neither the Executive nor the Company is relying on any representations made by the other (including any of the Releasees) regarding this General Release or the implications thereof.

7.             MISCELLANEOUS PROVISIONS.

(a)             This General Release contains the entire agreement between the Company and the Executive and supersedes any and all prior agreements, arrangements, negotiations, discussions or understandings between the Parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this General Release exist. This General Release cannot be changed or terminated orally. Should any provision of this General Release be held invalid, illegal or unenforceable, it shall be deemed to be modified so that its purpose can lawfully be effectuated and the balance of this General Release shall be enforceable and remain in full force and effect.

(b)             This General Release shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors, heirs and assigns.

(c)             This General Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law, principles, rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(d)             This General Release may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

8.             EFFECTIVE DATE/REVOCATION. The Executive may revoke this General Release in writing at any time during a period of seven (7) calendar days after his execution of this General Release (the “Revocation Period”). This General Release shall be effective and enforceable automatically on the date of actual receipt by the Chief Operating Officer of the Company of the Certificate of Non- Revocation of the General Release Agreement (the form of which is attached hereto as Attachment A) executed and dated by the Executive at least one (1) calendar day after expiration of the Revocation Period (the “Effective Date”). The Agreement is deemed revoked unless the Executive signs and delivers to the General Counsel of the Company within five (5) calendar days after the Revocation Period, the Certificate of Non-Revocation of the General Release Agreement. If the Executive revokes this General Release, no severance or any other payment conditioned on the effectiveness of this General Release pursuant to the Agreement or otherwise shall be due or payable by the Company to the Executive.

9.             ACKNOWLEDGEMENT. In signing this General Release, the Executive acknowledges that:

(a)             The Executive has read and understands the Agreement and the General Release and the Executive is hereby advised in writing to consult with an attorney prior to signing this General Release;

(b)             The Executive has consulted with his attorney, and he has signed the General Release knowingly and voluntarily and understands that the General Release contains a full and final release of all of the Executive’s Claims;

(c)             The Executive is aware and is hereby advised that the Executive has the right to consider this General Release for twenty-one (21) calendar days before signing it (or in the event of a group termination program forty-five (45) days), and that if the Executive signs this Agreement prior to the expiration of the twenty-one (21) calendar days (or 45 days, if applicable), the Executive is waiving the right freely, knowingly and voluntarily; and

(d)             The General Release is not made in connection with an exit incentive or other employee separation program offered to a group or class of employees.

IN WITNESS WHEREOF, the Executive has executed this General Release as of the day and year first above written.

Print Name:	James Nelson	Date:	03/07/24
James Nelson

Signature:	/s/ James Nelson

Global Net Lease, Inc.

By:	/s/ Jesse Galloway	Date:	03/08/24
Jesse Galloway
Executive Vice President and General Counsel

Global Net Lease, Inc.

By:	/s/ Rachelle Dunning	Date:	03/08/24
Rachelle Dunning
Human Resource Manager